Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Atlanticus Holdings Corporation

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No 333-255834) and on Form S-8 (Nos. 333-150988, 333-196041, 333-211351, 333-218058, 333-224981 and 333-231578) of Atlanticus Holdings Corporation of our reports dated March 15, 2022, relating to the consolidated financial statements, and the effectiveness of Atlanticus Holdings Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

March 15, 2022